Exhibit 10.2

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Agreement”) by and between Aeries Technology Solutions, Inc. and Aeries Technology Inc. (hereinafter “Employer”), and Rajeev Nair (hereinafter “Employee” and, together with the Employer, the “Parties”) is entered into as of the date appearing on the signature page hereof (the “Signature Date”).

Statement of Purpose:

WHEREAS, On November 6, 2023, Employee began working for Employer as its Chief Financial Officer in an employment relationship pursuant to a November 6, 2023 Employment Agreement, (the “Original Employment Agreement”) and any amendments thereto, including but not limited to the June 12, 2024 Amendment No. 1 to Employment Agreement (together with the Original Employment Agreement, the “Employment Agreement”);

WHEREAS, Employee’s employment with Employer will be terminated without cause effective November 29, 2024;

WHEREAS, Employee has agreed to fully and finally resolve any and all claims, issues, demands, causes of action and/or controversies Employee may have against Employer under the terms and conditions contained herein;

WHEREAS, this Agreement constitutes the release agreement referenced in Section 4(d) of the Employment Agreement.

Therefore, in exchange for the agreed upon, good and valuable consideration contained herein, the Parties agree as follows:

1. Termination of Employment. Employee’s employment with Employer will end on November 29, 2024 (the “Separation Date”). Employee shall have no authority to act on behalf of Employer or to bind it in any way after the Separation Date. As of the Separation Date, Employee shall (i) cease serving as an officer of Employer and any of its affiliates, and (ii) cease serving as a fiduciary of any employee benefit plan of Employer or and of its affiliates.

2. Payment Through Separation Date. Employer shall pay Employee compensation and benefits to which Employee is otherwise entitled as an employee of Employer, at Employee’s current rate and status, for all time worked through the Separation Date, whether or not Employee signs this Agreement. Employer shall also pay Employee all accrued but unused paid vacation time, which as of the Separation Date totals 16 days of paid vacation time.

Subject to the terms of this Agreement, Employee acknowledges and agrees that, after the Separation Date, Employee retains no rights to receive any additional compensation, payments, bonuses, or benefits from Employer.

Nothing in this Agreement shall affect any vested benefits that Employee is entitled to receive under any other applicable employee benefit plan not otherwise covered in this Agreement. Vested benefits under applicable employee benefit plans remain governed by the terms of those plans. Pursuant to Employee’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), after the Separation Date, Employee will have the opportunity to elect to continue any group medical, dental, and vision coverage for Employee and any eligible dependents, if applicable.

3. Severance Payments. Provided that, within twenty-one (21) days of Employee’s receipt of this Agreement, Employee delivers to Employer, and does not revoke, a fully executed copy of this Agreement and permits it to become effective in accordance with its terms, and provided that Employee complies with and performs all material terms of this Agreement and does not revoke this Agreement, Employer shall pay the Employee a severance payment of equal to twelve (12) months of the Employee’s annual base salary as in effect on the Separation Date (the “Base Salary”) and an amount equivalent to Employee’s annual benefits which amount shall be payable in equal installments (less applicable withholdings and deductions) over a period of twelve (12) months following the Separation Date (the “Severance Payment Period”), and commencing on the first regular payroll date (the “Initial Payment”) occurring on or after the sixtieth (60th) day following the Separation Date (the “Severance Delay Period”); provided, that the Initial Payment shall include payment for any payroll periods which occur during the Severance Delay Period, and the remaining payments shall continue for the remainder of the Severance Payment Period with the same frequency as the Employee’s Base Salary was paid prior to such termination. Employee expressly agrees and acknowledges that the payments or benefits provided by the Employer under this Section 3 are not otherwise due or owing to Employee under any agreement with Employer or any policy of Employer unless Employee timely signs, does not revoke, and complies with this Agreement. Employee acknowledges and agrees that other than as set forth in this Agreement, Employee retains no right to receive any additional compensation, commissions, payments, bonuses, benefits, attorney’s fees, or other costs or sums from Employer. Employee agrees that the additional compensation to be paid under this Agreement is due solely from Employer and that Insperity PEO Services, L.P. (“Insperity”) has no obligation to pay the additional compensation, even though its payment may be processed through Insperity.

4. Taxes and Withholdings. Employee agrees that he shall be solely responsible for any taxes that may be due and owing by him as a result of any payment of monies under this Agreement and agrees to indemnify and hold harmless Employer against any claim or assessment by any taxing authority for the payment of taxes, fees or penalties resulting from any payment set forth in Sections 2 and/or 3 above and/or resulting tax withholdings applied or not applied to the same. Employee agrees and acknowledges that Employer and its counsel have not made any representations to Employee regarding the tax consequences of any payments or amounts received by him pursuant to this Agreement.

5. Termination of Separation Payment. The payments and benefits provided by Employer under Section 3 may be terminated, revoked, or reduced by Employer as follows:

(a) If Employee has not returned this Agreement signed by Employee on or before the twenty-first (21st) day after Employee receives a copy of it, or if Employee revokes the Agreement during the seven (7) days after signing it, then Employer shall not provide the payments and benefits under Section 3; or

(b) If Employee breaches Employee’s obligations under this Agreement, Employer may immediately terminate all payments and benefits under Section 3 and shall be entitled to repayment of the gross amounts paid pursuant to Section 3, as liquidated and agreed damages, without limiting Employer’s rights at law or equity.

6. Comprehensive General Release and Waiver.

(a) Parties’ Intent. It is the intent of the Parties that the following comprehensive general release and waiver be construed to effectuate the broadest possible release and/or waiver of rights permitted under the laws of New York, North Carolina, and the United States of America.

(b) General Release of Liability by Employee. Employee, on Employee’s own behalf and on behalf of Employee’s heirs, personal representatives, successors and assigns, hereby releases, waives, and forever discharges Employer, Insperity, and each of their respective current and former parent companies, subsidiaries, and other affiliates and each and every one of their respective present and former directors, officers, members, employees, agents, shareholders, insurers, predecessors, successors and assigns (the “Released Parties”), of and from, to the maximum extent legally permissible, any and all claims, demands, actions, causes of action, damages, costs and expenses which Employee now has or may have by reason of anything occurring, done or omitted to be done as of or prior to the Signature Date including, but not limited to, (i) any and all claims related to Employee’s employment with Employer and the termination of same; (ii) any and all claims arising out of or related to the Employment Agreement; (iii) any and all claims for breach of any express or implied contract, whether written or oral, interference with contractual relations, wages or benefits owed or additional compensation or benefits other than the compensation and benefits set forth in this Agreement, including but not limited to wages, commissions, deferred compensation, bonuses, incentive compensation, options, equity, phantom equity, or other benefits of any kind; (iv) any and all claims relating to employment practices or policies of Employer or its affiliates; (v) any and all statutory and common law claims arising under any federal, state or local legislation or rules which may be waived by agreement, including, but not limited to, claims under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Employee Retirement Income Security Act, the Equal Pay Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Worker Adjustment and Retraining Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Worker Benefit Protections Act, any act relating to military service, any and all New York and North Carolina state law claims, including claims under the New York State Human Rights Law, the New York Labor Law (including but not limited to the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York State Correction Law, the New York State Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, the New York City Human Rights Law all as amended, Article 23-A of the New York State Corrections Law, N.Y. Exec. Law § 296(15), the New York City Earned Safe and Sick Time Act, the North Carolina Equal Employment Practices Act, the North Carolina Retaliatory Employment Discrimination Act, the North Carolina Persons with Disabilities Protection Act, the North Carolina Sickle Cell and Hemoglobin Trait Discrimination Act, the North Carolina Genetic Testing and Information Discrimination Act, the North Carolina Use of Lawful Products Discrimination Act, the North Carolina AIDS and HIV Status Discrimination Act, the North Carolina Jury Service Discrimination Act,

the North Carolina Military Service Discrimination Act; and any other federal, state or local law or regulation prohibiting employment discrimination or retaliation based on any protected status or otherwise governing the employment relationship between Employee and Employer, and amendments to these statutes and laws; (vi) claims under the common law, including, but not limited to, negligence, gross negligence and any other tort claims, intentional infliction of emotional distress, wrongful discharge, defamation, assault, battery, invasion of privacy, and false imprisonment; (vii) claims for breach of covenants of fair dealing and good faith; civil conspiracy, duress, promissory or equitable estoppel, fraud, mistake, misrepresentation, violation of public policy, retaliation, personal injury, breach of fiduciary duty, bad faith, and any other wrongful conduct; and (viii) claims under any other federal, state or local laws, statutes, regulations, ordinances, or other similar provisions, except that notwithstanding anything contained in this Section 6, this release does not extend to and has no effect upon (a) any breach of this Agreement; (b) any claims that arise out of events occurring after the Signature Date; (c) claims that arise under any written non-employment-related contractual obligations between Employer or its affiliates and Employee which have not terminated as of the Separation Date by their express terms; (d) claims that arise under a policy or policies of insurance (including director or officer liability insurance) maintained by Employer or its affiliates on behalf of Employee; (e) claims that relate to any indemnification obligations to Employee under Employer’s bylaws, certificate of incorporation, North Carolina law, New York law, or otherwise; (f) any vested benefits that Employee may have pursuant to the terms of any pension or retirement plan sponsored by Employer, subject to and in accordance with the terms of any applicable plan; (g) Employee’s right to file a charge or complaint, or participate in an investigation, with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state, or local governmental agency or commission (each a “Government Agency”), provided, however, this Agreement does waive Employee’s right to receive any monetary damages associated with any such charge, complaint, investigation or other action; or (d) any claims which cannot by law be released.

(c) Acknowledgement. Employee understands that Employee is releasing potentially unknown claims, and that Employee may have limited knowledge with respect to some of the claims being released. Employee acknowledges that there is a risk that after signing this Agreement, Employee may learn information that might have affected Employee’s decision to enter into this Agreement. Employee assumes this risk in entering into this Agreement. Employee represents and warrants that this release is fairly and knowingly made, that Employee has all necessary authority to enter into this Agreement, and that Employee has not transferred any interest in any claims to any other third party.

(d) Non-Litigation Covenant. Employee further agrees not to sue Employer or any of the Released Parties with regard to any claim released above. Employee understands that the provisions of this Agreement shall not be construed as preventing Employee from filing a charge with the Equal Employment Opportunity Commission or similar agency, only to the extent Employee is permitted to do so by law, notwithstanding any provisions of this Agreement to the contrary. Employee understands that the provisions of this Section 6 mean that Employee cannot bring a lawsuit or arbitration in any forum against the Released Parties for any reason for claims Employee may have as of the date of this Agreement.

(e) Representations and Warranties. Employee represents and warrants that, as of the Signature Date, Employee knows of no legal or regulatory compliance or similar violations or illegal or improper conduct on the part of Employer or any of the Released Parties, or any instance of any of their respective failures to comply with any applicable federal or state laws and regulations. Employee further represents and warrants that Employee has not made any claims or allegations to Employer related to sexual harassment, sex discrimination, or sexual assault, and that none of the payments set forth in this Agreement are related to sexual harassment, sex discrimination, or sexual assault. Employee further represents and warrants that, except as previously discussed (whether orally or in writing) with Employer’s Board of Directors or internal or external Employer counsel, Employee is not aware of any matters for which Employee was responsible or which came to Employee’s attention as an employee of Employer that might give rise to, evidence, or support any claim of illegal conduct, regulatory violation, unlawful discrimination, retaliation, or other cause of action against Employer.

7. Return of Company Property and Protection of Confidential Information.

(a) Employee affirms that Employee has returned to Employer all of Employer’s documents, manuals, plans, work notes, or other business papers and all copies of same, whether paper or electronic, which are in Employee’s possession, along with any and all Employer property, including but not limited to keys, badges, credit cards, fuel cards, computers, cell phones, and company vehicle.

(b) Employee acknowledges that Employee has been given access to certain highly-sensitive confidential and proprietary information related to and used in Employer’s business that is not generally available to the public (“Confidential Information”). Confidential Information does not include any information that is generally available to the public other than as a result of disclosure by Employee in violation of this Agreement or disclosure that the Employee knows is by another party in violation of any other agreement with Employer.

(c) Employee hereby reaffirms Employee’s confidentiality and non-disclosure obligations as set forth in the Restrictive Covenant Agreement. Employee further agrees that Employee shall not disclose Confidential Information to any person, firm, corporation, association or other entity not employed by or affiliated with Employer for any reason or purpose whatsoever and will not use Confidential Information. Employee shall promptly surrender to Employer upon the Separation Date all Confidential Information in Employee’s possession or control, including all passwords used by Employee to access facilities, networks, or phone systems of Employer. Upon the Separation Date, Employee shall cease using any secure website or web portals, e-mail system, or phone system or voicemail system of Employer.

(d) It is acknowledged and agreed that any breach or threatened breach of the provisions of this Section 7 would cause irreparable injury to Employer and that money damages would not provide an adequate remedy to Employer. In the event of a breach or threatened breach by Employee of this Section 7, Employer shall be entitled to an injunction restraining Employee from disclosing Confidential Information, and, further, from accepting employment with or rendering services to any such third party to whom Confidential Information has been disclosed or is threatened to be disclosed by Employee in violation of this Section 7. Nothing contained in this Section 7 shall be construed as prohibiting Employer from pursuing any other equitable or legal remedies for any such breach or threatened breach, including recovery from Employee of any monetary damages that Employer may suffer by reason of any such breach or threatened breach.

(e) Notwithstanding the foregoing, this Section 7 does not prohibit Employee from responding truthfully (i) to any inquiry by any governmental or regulatory agency, (ii) if required by legal process, and then only to the extent required, and provided that Employee gives written notice to Employer prior to the date a response is due and cooperates if any of the Released Parties (as defined below) elects to contest such legal process or (iii) as otherwise required by law. Moreover, Employee will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

8. Cooperation. Employee shall cooperate with Employer and its counsel in connection with any past, current, or future investigation, administrative or regulatory proceeding, litigation or any other business matter relating to any matter in which Employee was involved or of which Employee has knowledge as a result of Employee’s employment with Employer and/or any Released Parties. Employee specifically agrees to be available at reasonable times and places to assist Employer in the handling of any such business matter or in the defense of any lawsuits or actions asserting claims against Employer, including providing truthful and accurate information and/or testimony.

9. Confidentiality of this Agreement. Employee acknowledges that the terms of this Agreement are confidential. Employee shall not at any time, directly or indirectly, discuss with or disclose to anyone (other than to members of Employee’s immediate family, Employee’s attorneys and tax advisors, or as otherwise required by law or court order) the terms of this Agreement, including the amounts payable hereunder. Nothing in this Agreement or any other policy or agreement between the Employer and the Employee prohibits Employee from reporting possible violations of federal law or regulation to any Government Agency or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employee does not need the prior authorization of Employer to make any such reports or disclosures, and Employee is not required to notify Employer that Employee has made such reports or disclosures. Nothing in this Agreement prohibits Employee from disclosing the underlying facts or circumstances giving rise to a claim of sexual harassment.

10. Non-Disparagement. Employee shall not, directly or indirectly, orally or in writing, disparage Employer, its subsidiaries, its portfolio companies, its operating units, its divisions, its affiliates and/or any of its services, employees (current and former), officers, directors, members, representatives, agents and/or attorneys in any way or interfere in any way with its relationships with its customers or employees. This Agreement, including the obligations in this Section 10, does not in any way restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement; complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized Government Agency; or responding accurately and fully to any request for information to the extent required by legal process or otherwise providing truthful testimony. Employer agrees to instruct its officers and directors not to disparage Employee in any manner likely to be harmful to Employee or Employee’s personal or business reputations or relationships.

11. Protected Activities. Employee understands that the provisions of this Agreement shall not be construed as preventing Employee from filing a charge or complaint with a Government Agency about a potential violation of the law (including criminal conduct or unlawful employment practices), only to the extent Employee is permitted to do so by law, notwithstanding any provisions of this Agreement to the contrary. However, Employee expressly releases, waives, and disclaims any right to compensation or other benefit that may otherwise inure to Employee as a result of any such charge or administrative complaint. Nothing in this Agreement shall limit or be construed as limiting Employee’s (i) exercise of any right under Section 7 of the National Labor Relations Act, (ii) ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Employer, or (iii) disclosure of the underlying facts of circumstances giving rise to a claim of sexual harassment or sexual assault.

12. Specific Performance. If a court of competent jurisdiction determines that Employee has breached or failed to perform any part of this Agreement or any obligations in the Employment Agreement which survive termination of employment, Employee agrees that Employer shall be entitled to seek injunctive relief to enforce this Agreement, to the extent permitted by applicable law. Employer will not be required to post bond or other security, and will not have the burden of proving actual damages.

13. Benefit of Counsel. The Parties acknowledge that each has been represented in negotiations for, and the preparation of, this Agreement by legal counsel of Employee’s or its own choosing (or has had the opportunity to retain counsel for those purposes), that each has read this Agreement or, has had it read to them and explained by counsel, that each understands and is fully aware of its contents and of its legal effect, and that each is knowingly and voluntarily entering into this Agreement.

14. Compliance with Section 409A. This Agreement is intended to comply with Section 409A of Internal Revenue Code of 1986, as amended (“Section 409A”), to the extent applicable. Notwithstanding any provision herein to the contrary, this Agreement shall be interpreted, operated and administered consistent with this intent. Each separate installment under this Agreement, if any, shall be treated as a separate payment for purposes of determining whether such payment is subject to or exempt from compliance with the requirements of Section 409A. In addition, in the event that Employee is a “specified employee” within the meaning of Section 409A (as determined in accordance with the methodology established by Employer as in effect on the date of termination of Employee’s employment hereunder), any payment or benefits hereunder that are nonqualified deferred compensation subject to the requirements of Section 409A shall be provided to Employee no earlier than six (6) months after the date of Employee’s “separation from service” within the meaning of Section 409A.

15. Applicable Law. This Agreement will be governed and interpreted by the laws of the State of North Carolina without giving effect to any choice or conflict of law principles of any jurisdiction.

16. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Release shall be governed by, and construed in accordance with, the laws of the State of North Carolina without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. Except as provided in Section 17, all disputes arising out of or relating to this Agreement shall be resolved in the state or federal courts in Mecklenburg County, North Carolina. The Parties hereby consent to the jurisdiction and venue of such courts and irrevocably waive the necessity of personal service of process and consent to service of process by First Class mail (return receipt requested), UPS next day delivery or a comparable delivery service. Notwithstanding the foregoing, Employer will be entitled to an injunction by any court of competent jurisdiction enjoining and restraining Employee from any employment, service, or other act prohibited by this Agreement.

17. Jurisdiction; Waiver of Jury Trial.

(a) In the event that the Parties are unable to resolve any controversy or claim arising out of or in connection with this Release or breach thereof, any Party may refer the dispute to binding arbitration, which, except as expressly provided hereafter, will be the exclusive venue for resolving such claims. Such arbitration will be administered by the American Arbitration Association (the “AAA”) and governed by North Carolina law. The arbitration will be conducted by a single arbitrator selected by the Parties according to the rules of the AAA. In the event that the Parties fail to agree on the selection of the arbitrator within 30 days after either Party’s request for arbitration, the arbitrator will be chosen by the AAA. The arbitration proceeding will commence on a mutually agreeable date within ninety (90) days after the request for arbitration. The venue for arbitration will be agreed on by the Parties or, in the absence of any agreement, will be in a venue located in Mecklenburg County, North Carolina.

(b) The arbitrator will have no power or authority to make awards or orders granting relief that would not be available to a Party in a court of law. The arbitrator’s award is limited by and must comply with this Release and applicable federal, state and local laws. The decision of the arbitrator will be final and binding on the Parties.

(c) Notwithstanding the foregoing, no claim or controversy for injunctive or equitable relief contemplated by or allowed under applicable law pursuant to Section 12 of this Release will be subject to arbitration under this Section 17, but will instead be subject to determination as provided in Section 16.

(d) AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS RELEASE (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS RELEASE OR THE MATTERS CONTEMPLATED HEREBY.

(e) The Parties may seek to enforce an arbitral award issued pursuant to this Section 17 in any court of competent jurisdiction.

18. Binding Effect. This Agreement will be binding upon and inure to the benefit of Employer, its successors and assigns. This Agreement will be binding upon and inure to the benefit of Employee and Employee’s heirs, executors and administrators. Employee may not assign any of Employee’s rights or obligations under this Agreement without the written consent of Employer.

19. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter addressed herein and supersedes all other agreements or understandings (whether written or oral and whether express or implied) that may exist between the Parties; provided that the Employment Agreement is preserved, including but not limited to the restrictive covenants contained in Section 5 thereof.

20. Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the amendment is in writing and signed by Employer and Employee. No waiver of any provision of this Agreement will be valid unless the waiver is in writing and signed by the waiving Party.

21. Severability. Each provision of this Agreement is severable from every other provision of this Agreement. Any determination by a court of competent jurisdiction that a provision of this Agreement is invalid or unenforceable will not affect the validity or enforceability of any other provision hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

22. No Admission of Liability. The Parties agree that this Agreement will not be deemed or construed as an admission by any Party of liability or responsibility for any purpose or the validity or invalidity of any claim, counterclaim, demand, or cause of action.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. Facsimile or PDF reproductions of original signatures shall be deemed binding for the purpose of the execution of this Agreement.

24. Notices. Any notice, requests, demands and other communications to be given to a Party in connection with this Agreement shall be in writing addressed to such Party at such Party’s “Notice Address,” which shall initially be as set forth below:

If to Employer:	Ajay Khare
Chief Revenue Officer and COO – USA
Aeries Technology Solutions, Inc.
5000 CentreGreen Way, Suite 500
Cary, NC 27513

If to Employee:	Rajeev Nair
***

A Party’s Notice Address may be changed or supplemented from time to time by such Party by notice thereof to the other Party as herein provided. Any such notice shall be deemed effectively given to and received by a Party on the first to occur of (a) the date on which such notice is actually delivered (whether by mail, courier, hand delivery, electronic or facsimile transmission or otherwise) to such Party’s Notice Address and addressed to such Party, if such delivery occurs on a business day, or if such delivery occurs on a day which is not a business day, then on the next business day after the date of such delivery, or (b) the date on which such notice is actually received by such Party (or, in the case of a Party that is not an individual, actually received by the individual designated in the Notice Address of such Party). For purposes of the preceding sentence, a “business day” is any day other than a Saturday, Sunday or U.S. federal public legal holiday.

25. Provisions Relating to ADEA Release. Employee represents to Employer that Employee is aware, understands and agrees that:

(a) Employee is voluntarily entering into and signing this Agreement;

(b) The claims waived, released and discharged in the above Section 6 of this Agreement include any and all claims Employee has or may have arising out of or related to Employee’s employment with the Employer and the termination of that employment, including any and all claims under the Age Discrimination in Employment Act (the “ADEA”);

(c) Those claims waived, released and discharged in Section 6 do not include, and Employee is not waiving, releasing or discharging, any claims that may arise after the Signature Date;

(d) The payments provided or to be provided to the Employee, pursuant to the provisions of Section 3 above, constitute consideration that Employee was not entitled to receive before the Effective Date;

(e) Employee was given twenty-one (21) days within which to consider this Agreement;

(f) The Employer hereby advises Employee of Employee’s right to consult with an attorney regarding this Agreement before executing the Agreement and encouraged Employee to exercise that right;

(g) Employee may revoke this Agreement at any time within seven (7) days after the Signature Date, and this document will not become effective or enforceable until the eighth (8th) day after the Signature Date (the “Effective Date”) (on which day this Agreement will automatically become effective and enforceable unless previously revoked within that seven (7) day period); and

(h) EMPLOYEE HAS CAREFULLY READ THIS DOCUMENT, AND FULLY UNDERSTANDS EACH AND EVERY TERM.

[Signature Page Follows]

Aeries Technology Solutions, Inc.		Rajeev Nair

By:	/s/ Sheetal Sawant	/s/ Rajeev Nair
Name:	Sheetal Sawant
Title:	Head – Human Resources
Date:	29 November 2024	Date:	29 November 2024